Exhibit 99.1

For Release: November 21, 2014

Contact: Michael R. Tuttle

(802) 865-1808

Merchants Bancshares, Inc. Announces Appointment of Chief Executive Officer of Merchants Bank

SOUTH BURLINGTON, VT—Merchants Bancshares, Inc. (NASDAQ: MBVT), President and CEO, Michael R. Tuttle, announced the appointment of Geoffrey R. Hesslink as the thirteenth President and CEO of Merchants’ main operating subsidiary, Merchants Bank, effective January 1, 2015. Mr. Hesslink currently serves as Merchants Bank’s Executive Vice President and Chief Operating Officer. The Board of Directors of Merchants Bank voted to approve this appointment at their meeting on November 20, 2014.

Mr. Tuttle will retain his position as President and CEO of Merchants Bancshares, Inc. and will delegate the day-to-day responsibilities for running the Bank to Mr. Hesslink. “I have worked with Geoffrey for over twenty years. Geoffrey brings a deep knowledge of banking, our company and our market to his new position. His passion for the business is unique in my experience. As our Chief Operating Officer Geoffrey has a great breadth of experience that includes planning and implementing strategy for the bank. This change reflects continuity and consistency which serve our customers, employees and shareholders so well,” said Mr. Tuttle.

Mr. Tuttle will focus his energies on strategic initiatives for Merchants Bancshares, Inc. “We have a successful business model, which has served our shareholders very well over the past ten years. As we look to the future, we will explore opportunities to further enhance our performance in the current banking environment.”

Geoffrey Hesslink added, “I have been privileged to work alongside Mike Tuttle and the Merchants Bank team for nearly 20 years.  I am grateful to Mike and the Board for their support over these years and am excited for this new role.  Merchants Bank has a superior performance history and is well positioned for the future. I am confident we have the right team, model and plan to continue to grow the value of this fine organization.”

Mr. Hesslink graduated cum laude, with a bachelor’s degree in business administration-finance from the University of Vermont in 1987 and completed a management training program at Manufacturers Hanover Trust Company in 1989. Mr. Hesslink joined Merchants Bank in 1995 and was promoted to the position of Corporate Banking Officer in 1996, Senior Vice President and Senior Lender in 2006, and Chief Operating Officer in 2013.

Michael G. Furlong, Chairman of Merchants Bank’s Board of Directors commented, “The Board of Directors is very pleased that Geoff Hesslink will be our next President, continuing a tradition of extraordinary Merchants bankers, and that we will retain the benefit of Mike Tuttle’s proven leadership in strategic initiatives. We expect this transition to enhance Merchants’ position as Vermont’s community bank.”

Established in 1849, Merchants Bank is Vermont’s largest and sole remaining statewide independent bank. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, and 32 branches statewide.  Merchants Bank (Member FDIC, Equal Housing Lender, NASDAQ “MBVT”) and Merchants Trust Company employ approximately 300 full-time employees and 40 part-time employees statewide, and have earned several “Best Places to Work in Vermont” awards. American Banker ranks Merchants Bank a “Top 200” in America among 851 peers. www.mbvt.com

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe Merchants' future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among others, risks and uncertainties, which are included in more detail in our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. You should not place undue reliance on our forward-looking statements, and are cautioned that forward- looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.